UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A (the “Amendment”) is being filed by us to amend Item 1.01 of the Current Report on Form 8-K filed by us on June 29, 2012 (the “Initial Filing”). The Initial Filing was filed in connection with the entry into a material agreement to borrow money under a transaction defined in the Initial Filing as the “Bridge Loan”. As a result of closing the Bridge Loan on July 9, 2012, we are filing this amended report to provide information on the final terms and conditions of the Bridge Loan. This Amendment hereby amends, restates, and replaces in its entirety Item 1.01 of the Initial Filing with Item 1.01 below. No other modification to the Initial Filing is being made by this Amendment, and all other information in the Initial Filing is hereby incorporated by reference into this Amendment. All Exhibits previously attached to the Initial Filing are also hereby incorporated by reference in this Amendment as if actually attached to this Amendment.

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2012 we entered into an agreement under which we can borrow a maximum principal amount of $1,334,333.35 in a transaction we refer to as the “Bridge Loan”. On July 9, 2012, we closed the Bridge Loan and borrowed the entire amount of $1,334,333.35. Under the terms of the Bridge Loan we issued nine (9) identical (except for the amount loaned) Secured Convertible Notes in favor of lenders. The proceeds of the Bridge Loan will be used for general corporate purposes. The lenders participating in the Bridge Loan (the “Lenders”) were: Rachel Cohen Skydell; CMS Capital; The Tripod Group; Myda Capital LP; Albert Milstein; Kanfei Investments LLC; Stahler Investments LLC; JMJ Financial; and, Gemini Master Fund, Ltd. We do not have a pre-existing relationship with any of lenders in the Bridge Loan.

The Secured Convertible Notes have an interest rate of -0-% so long as we repay the principal balance on or before December 26, 2012 and there is no other event of default; there is a one-time interest charge of 10% if we fail to repay the entire balance of the Secured Convertible Notes by December 26, 2012 or there is a prior event of default. The Secured Convertible Notes are secured by a lien on all of our assets pursuant to a Security Agreement. The Secured Convertible Notes are also convertible, at the option of the Lenders, into shares of our common stock if the entire balance is not repaid by December 26, 2012 or there is an earlier event of default; the price for the conversion is $0.41 per share subject to certain adjustments.

As additional consideration for the Bridge Loan, we also provided or issued, as appropriate, to each of the Lenders at closing: (i) the number of shares of our common stock equal to 15% of the actual investment of each Lender, based on a price of $0.41 per share (resulting in the issuance of 439,026 shares of our common stock to the Lenders); (ii) a 10% original issue discount on the Secured Convertible Notes so that each Lender remitted to us 90% of the amount of their respective Secured Convertible Note (resulting in the Lenders investing a total of $1,200,000 to us); and, (iii) warrants to acquire the number of shares of our common stock equal to 35% of the actual investment of each Lender, at a purchase price of $0.41 per share subject to certain adjustments, with a term of 4 years (resulting in the issuance of warrants to acquire 1,024,390 shares of our common stock, subject to certain adjustments). Both the Secured Convertible Notes and the Warrants provide for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the conversion price of the Note or exercise price of the Warrants then in effect, subject to customary exceptions. We also issued 4,600,000 shares of our common stock as additional collateral for the timely repayment of the Secured Convertible Notes. All agreements and documents entered into or delivered as part of the Bridge Loan were done so pursuant to a Securities Purchase Agreement we entered into with each of the Lenders.

The Warrants may be exercised on a cashless basis if after the six month anniversary of the closing date there is no effective registration statement registering the shares underlying the Warrants. We are subject to certain liquidated damages if we fail to timely effectuate a conversion under the terms of the Notes.

Our obligations under the Secured Convertible Notes are guaranteed by a pledge of all assets of the Company pursuant to a Security Agreement. As noted above, we also issued 4,600,000 shares of our common stock as additional collateral on the Secured Convertible Notes pursuant to the Security Agreement and a Stock Escrow Agreement.

Each of the Lenders executed, or received as appropriate, the Securities Purchase Agreement, Secured Convertible Note, Security Agreement, Stock Escrow Agreement, Common Stock Purchase Warrants, and an Addendum to Transaction Documents (which we collectively refer to as the “Loan Agreements”). The Loan Agreements contain representations and warranties of the Company, as well as affirmative and negative covenants imposed by us and accepted as obligations of the Company. The Loan Agreements also contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the attachment or seizure of a substantially all of our assets; the occurrence of certain bankruptcy events; the prevention by governmental authorities of the conduct of a material part of our business; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; and inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Loan Agreements. The Lenders may elect to accelerate the maturity of amounts due under the Loan Agreements upon the occurrence and during the continuation of an event of default.

The securities issued pursuant to the Bridge Loan were acquired by each of the Lenders in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements. Each Lender represented its intention to acquire the securities for investment only and not with a view toward distribution. Each Lender was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

Aegis Capital Corp served as placement agent for the transaction. At closing it was entitled to a cash placement fee of $53,333. JH Darbie & Co. also served as placement agent for the transaction. At closing it was entitled to a cash placement fee of up to $20,000; 35,000 Warrants on same terms under the Bridge Loan; and 5,000 shares of our restricted common stock.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

A copy of the form Addendum to Transaction Documents is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.6	Addendum to Transaction Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: July 13, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer